UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2020

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter}

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 West Huron Street, Suite 412

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2020 Annual General Meeting of Shareholders of Green Thumb Industries Inc. (the “Company”) held on June 23, 2020, the Company’s shareholders voted on three proposals as set for the below. All director nominees were elected and all of the other proposals submitted to the Company’s shareholders were approved.

Proposal No. 1:	Setting the number of directors of the Company at seven:

FOR	AGAINST
400,677,833	389,466

Proposal No. 2:	Election of directors:

	FOR	WITHHOLD	BROKER NON VOTES
Benjamin Kovler	381,018,504	871,773	19,177,022
Anthony Georgiadis	379,686,907	2,203,370	19,177,022
Wendy Berger	375,846,861	6,043,416	19,177,022
William Gruver	379,475,084	2,415,193	19,177,022
Westley Moore	380,608,292	1,281,985	19,177,022
Glen Senk	380,582,692	1,307,585	19,177,022
Alejandro Yemenidjian	377,924,439	3,965,838	19,177,022

Proposal No. 3:

Ratification of the appointment of Macias, Gini & O’Connell LLP as the Company’s independent registered public accounting firm for fiscal year 2020 and authorization for the directors to affix their remuneration:

FOR	WITHHOLD
400,186,194	881,105

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date: June 25, 2020	/s/ Beth E. Burk
Beth E. Burk
General Counsel and Secretary